UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of Earliest Event Reported): FEBRUARY 6, 2006 (JANUARY 31,
                                      2006)

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                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)

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         COLORADO                   000-28947                  84-1374613
(State or Other Jurisdiction                                  (IRS Employer
   of Incorporation)          (Commission File Number)      Identification No.)

                 13855 STOWE DRIVE, POWAY, CALIFORNIA     92064
             (Address of Principal Executive Offices)     (Zip Code)

       Registrant's Telephone Number, Including Area Code: (858) 375-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written  communications  pursuant  to  Rule  425  under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01.     ENTRY  INTO  MATERIAL  DEFINITIVE  AGREEMENTS.

Entry  into  Employment  Agreements.

     In connection with the consummation of the merger described in Item 2.01 below, which we refer to as the merger, we entered into employment agreements with each of Scott Tibbitts and Robert Vacek, which we refer to as the employment agreements.

     The employment agreement with Mr. Tibbitts sets forth the terms of his employment with us as our managing director and provides for, among other matters: (1) an initial term of three years, with the option to renew the agreement for additional one-year terms, (2) a base salary of $12,500 per month, and (3) performance-based cash bonuses up to 50% of his base salary per year, based on the achievement of specific goals set forth in the agreement.

     The employment agreement with Mr. Vacek sets forth the terms of his employment with us as our president, Starsys division, and provides for, among other matters: (1) an initial term of two years, with automatic renewal for a third year unless either party provides written notice of its intent not to renew, (2) a base salary of $17,000 per month, subject to adjustment to $18,000 per month after eight months and $19,000 per month after sixteen months, (3) performance-based cash bonuses up to $75,000 for fiscal year 2006 and $50,000 for fiscal year 2007 based on the achievement of specific goals set forth in the agreement, and (4) an option to purchase up to 825,000 shares of our common stock, the vesting of which is based on the achievement of specific goals in the agreement and under the terms and conditions of our form of stock option agreement under our 2004 Equity Incentive Plan between us and Mr. Vacek. The vesting of the option will accelerate in full upon the occurrence of a change in control of our company.

     Under each employment agreement, the executive is an "at-will" employee, which means that either we or the executive may terminate employment at any time. However, if the executive's employment with us is terminated without cause (as that term is defined in the employment agreements), that executive will be entitled to a severance payment equal to his then-current base salary per month multiplied by, in the case of Mr. Tibbitts, the number of months remaining in the term, and in the case of Mr. Vacek, the greater of (a) 12 months and (b) the number of months remaining in the term. If the executive terminates his employment with us for good reason (as that term is defined in the employment agreements), that executive will be entitled to a severance payment equal to his then-current base salary per month multiplied by the lesser of (a) 12 months and
(b) the number of months remaining in the term, but in no event less than six months. If we opt not to renew the employment agreement with Mr. Vacek, he will be entitled to a severance payment equal to his then-current base salary per month multiplied by six months.

     Under each employment agreement, we will indemnify the executive to the extent provided in our articles of incorporation and our standard indemnification agreement with our officers, as each may be amended from time to time. However, we will have no obligation to indemnify or defend either executive for any action, suit or other proceeding to the extent based on acts, omissions, events or circumstances occurring prior to the merger.

     A copy of the executive employment agreements with Messrs. Tibbitts and Vacek are attached hereto as Exhibits 99.1 and 99.2, respectively, and each agreement is incorporated herein by reference. The foregoing descriptions of the executive employment agreements are qualified in their entirety by reference to the full text of the agreements.

Entry  into  Non-Competition  Agreement.

     In connection with the consummation of the merger, we also entered into a non-competition agreement with Mr. Tibbitts, pursuant to which Mr. Tibbitts has covenanted for a period of three years not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry, not to solicit any business from any past or present customer of SpaceDev, not to solicit or encourage any of our employees to leave or to reduce his or her employment, not to encourage a consultant under contract with us to cease or diminish his or her work with us, not to use our intellectual property other than for our benefit, and not to make any negative or disparaging statements regarding us to any third party. We have agreed to pay Mr. Tibbitts $100,000 annually if he abides by these covenants. In the event Mr. Tibbitts breaches his covenants, the agreement provides that he will no longer be entitled to his annual payments and, if the breach was willful and material, we will not be required to pay Mr. Tibbitts any further consideration under the merger agreement.

     A copy of the non-competition agreement is attached hereto as Exhibit 99.3, and is incorporated herein by reference. The foregoing description of the non-competition agreement is qualified in its entirety by reference to the full text of the agreement.

Entry  into  Standstill  and  Lock-up  Agreements

     In connection with the consummation of the merger, we entered into standstill and lock-up agreements with pre-merger shareholders of Starsys, including Messrs. Tibbitts and Vacek, who may have been entitled to receive more than 50,000 aggregate shares at the closing of the merger and as performance consideration for the first performance period pursuant to the merger. We refer to these pre-merger Starsys shareholders as the locked-up shareholders. The standstill and lock-up agreement prevents the locked-up shareholders from selling or otherwise transferring the shares of our common stock received at the closing of the merger, or to transfer an economic interest in these shares, for a period of 270 days after the closing, except for some exempt transactions. In addition, for a period of three years after the closing, the standstill and lock-up agreements restrict the locked-up shareholders from attempting to obtain control of our company, including by prohibiting those shareholders from soliciting other shareholders and from acquiring beneficial ownership of any shares of our common stock if, after the acquisition, the shareholder would beneficially own more than 5% of the outstanding shares of our common stock.

     A copy of the form of standstill and lock-up agreement is attached hereto as Exhibit 99.4, and is incorporated herein by reference. The foregoing description of the standstill and lock-up agreement is qualified in its entirety by reference to the full text of the agreement.

Entry into Escrow Agreement and Amendment No. 2 of Agreement and Plan of Merger and Reorganization.

     On January 31, 2006, we entered into an escrow agreement with Zions First National Bank, N.A., as escrow agent, and Scott Tibbitts, as shareholder agent for the pre-merger shareholders of Starsys. Mr. Tibbitts became our managing director and a director of our board of directors upon consummation of the merger. The escrow agent is responsible for establishing, maintaining and administrating the escrow account and the shareholder agent's expense fund. On the same date, we amended the merger agreement. For more information on the merger amendment and escrow agreement, see Item 2.01.

     A copy of the amendment no. 2 to the merger agreement and of the escrow agreement are attached hereto as Exhibits 2.3 and 2.4, respectively, and are incorporated herein by reference. The descriptions of the merger amendment and escrow agreement above and in Item 2.01 are qualified in their entirety by reference to the full text of the amendment and agreement.

Amendment  of  2004  Equity  Incentive  Plan.

     In November 2005, our Board of Directors approved Amendment No. 2 to our 2004 Equity Incentive Plan, which we refer to as the plan amendment, subject to shareholder approval. On January 30, 2006, at the special meeting of our shareholders described in Item 8.01, our shareholders approved the plan amendment and it became effective at that time. The plan amendment increased by 3,000,000 shares the number of authorized shares under the plan; added per person annual share grant limits; and clarified the limitation on the number of shares which may be issued per participant as incentive stock options.

     A copy of the plan amendment is attached hereto as Exhibit 99.5 and is incorporated herein by reference. The foregoing description of the plan amendment is qualified in its entirety by reference to the full text of the plan amendment.

     For more information about our 2004 Equity Incentive Plan, please see the joint proxy statement/prospectus included as a part of Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-130244) filed with the SEC on December 28, 2005.

ITEM  1.02.     TERMINATION  OF  MATERIAL  DEFINITIVE  AGREEMENTS.

     Upon consummation of the merger on January 31, 2006, we canceled and terminated the $1.2 million secured bridge loan we extended to Starsys on September 8, 2005, and we repaid and terminated Starsys' credit facility with Vectra Bank Colorado and Starsys' subordinated loans from four of its shareholders. See the disclosure under the heading "Termination of Loans" in
Item  2.01  for  a  description  of  these  terminations.

ITEM  2.01.     COMPLETION  OF  ACQUISITION  OF  ASSETS.

Acquisition  of  Starsys

     On January 31, 2006, we completed the acquisition of Starsys Research Corporation pursuant to an agreement and plan of merger and reorganization, which we refer to as the merger agreement, with Starsys Research Corporation, Scott Tibbitts, its largest shareholder, and Scott Tibbitts, as shareholder agent for the other shareholders of Starsys. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006. Pursuant to the merger agreement, Starsys merged with and into a newly-created, wholly-owned subsidiary of our company. Immediately after the merger, the subsidiary was renamed Starsys, Inc.

     Starsys shareholders received approximately $411,000 in cash and 3.8 million shares of our common stock at the consummation of the merger. We also paid approximately $705,000 in Starsys transaction expenses connected to the merger.

     Following the merger, the pre-merger Starsys shareholders may also be entitled to receive additional performance consideration, based on the achievement by the Starsys business of specific financial performance criteria for fiscal years 2005, 2006 and 2007. This consideration could consist of up to an aggregate of $1,050,000 in cash and shares of our common stock valued at up to $18 million, subject to reduction for some merger related expenses and to escrow arrangements, as follows:

     - For the fiscal year ended December 31, 2005, up to $350,000 in cash and up to an aggregate number of shares of our common stock equal to (A) up to $3 million divided by (B) the volume weighted average price of our common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2005, but not less than $2.00 per share;

     - For the fiscal year ended December 31, 2006, up to $350,000 in cash and up to an aggregate number of shares of our common stock equal to (A) up to $7.5 million divided by (B) the volume weighted average price of our common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2006, but not less than $2.50 per share; and

     - For the fiscal year ended December 31, 2007, up to $350,000 in cash and up to an aggregate number of shares of our common stock equal to (A) up to $7.5 million divided by (B) the volume weighted average price of our common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2007, but not less than $3.00 per share.

     Starsys shareholders will be entitled to receive the maximum amount of performance consideration for a particular fiscal year if we breach specified covenants of the merger agreement and are unable to cure the breach within applicable the cure period set forth in the merger agreement.

     Approximately one-half of the shares issued to Starsys shareholders at the closing have been placed in escrow to satisfy indemnification obligations of Starsys shareholders under the merger agreement and to pay reasonable expenses of the shareholder agent. Approximately one-half of the shares (if any) to be issued for the first performance period will similarly be placed in escrow. The indemnification escrow will generally last until ten days following the date of audited financial statements prepared for the Starsys business for the fiscal year ending 2006 (approximately April 2007). In addition, 1% of any shares of SpaceDev common stock payable as performance consideration will be paid as transaction expenses to Robert Vacek, who became our president, Starsys division, after the merger and who was the president of Starsys prior to the merger.

     The outstanding shares of our common stock remained unchanged in the merger. For more information about the merger agreement and the merger, please see the joint proxy statement/prospectus included as a part of Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-130244) filed with the SEC on December 28, 2005 and the joint proxy statement/prospectus supplements included in Forms 8-K filed with the SEC on January 24, 2006 and January 30, 2006.

     Scott Tibbitts, who became our managing director and a director of our board of directors after the merger, and Robert Vacek, who became our president, Starsys, Inc., a division of SpaceDev, Inc., after the merger, were both shareholders, directors and/or officers of Starsys prior to the merger and received merger consideration as part of the merger. For more information about the relationships between us and Messrs. Tibbitts and Vacek, see Items 1.01 and 5.02.

Working  Capital  Contribution.

     Under the merger agreement, we are obligated to contribute $2.5 million to the working capital of the Starsys business through the end of 2006, half of which must be contributed by March 2, 2006.

Reservation  of  Options.

     Under the merger agreement, we have agreed to reserve for issuance to Starsys officers, employees and consultants options to buy a number of shares of our common stock equal to at least 15% of the number of shares of SpaceDev common stock issued at the closing of the merger, or approximately 570,000 shares, or as performance consideration. At the special meeting of our shareholders held on January 30, 2006, we sought and obtained approval from our shareholders to increase the amount of shares of common stock available for awards under our 2004 Equity Incentive Plan by 3,000,000 shares to provide sufficient reserves for the issuance of the options referenced above. For more information about the shareholder meeting, see Item 8.01.

Termination  of  Loans

     On March 30, 2005, Starsys entered into a secured credit facility with Vectra Bank Colorado. The facility included a $4.25 million line of credit, which accrued interest at a prime rate plus 0.5% and matured March 30, 2006, a $2.1 million term note A which accrued interest at 7.25% and matured April 1, 2010, and a $1.25 million term note B which accrued interest at LIBOR plus 5% and matured March 30, 2006. On June 24, 2005, Starsys entered into a forbearance agreement for various financial covenant and other violations under its existing loans with Vectra, which provided for default interest rates of prime rate plus 3.5% on the line of credit, 10.25% on the term note A and LIBOR plus 8% on the term note B. The forbearance agreement also required Starsys to raise the necessary capital to bring Starsys in compliance with its borrowing base and other financial covenants and to provide progress payments toward repayment of the outstanding loans via cash equity infusions. The forbearance agreement also accelerated and amended the maturity date of the term note B from March 30, 2006 to the earlier of the required cash equity amounts received or January 31, 2006.

     On July 26, 2005, Starsys raised $800,000 from current shareholders to make the first progress payment under the Vectra forbearance agreement. The shareholder loans had a 10% premium, which was capitalized to principal and accrued interest at 15% per annum. These loans would have matured on March 31, 2006.

     On September 8, 2005, we entered into a secured bridge loan facility with Starsys under which we loaned Starsys $1.2 million until December 31, 2005 for the purpose of Starsys making the second progress payment under the Vectra forbearance agreement. The bridge loan accrued interest at 8% per annum and was originally set to mature on December 31, 2005, or earlier in certain circumstances. On December 20, 2005, we agreed to extend the final maturity date of the bridge loan until January 31, 2006. No principal or interest payments were due before maturity. For more information on this bridge loan, please see our Form 8-K filed with the SEC on September 14, 2005.

     In connection with the consummation of the merger with Starsys on January 31, 2006, pursuant to which Starsys became a wholly-owned subsidiary of our
Company:

     - We paid off in full the remaining principal and interest of all loans extended to Starsys by Vectra pursuant to the credit facility and forbearance agreement, together with all other costs incurred in connection with those loans, which aggregated approximately $3.7 million. The credit facility and associated security agreements with Vectra were terminated upon receipt of the payment by Vectra.

     - We cancelled and terminated our $1.2 million secured bridge loan to Starsys, together with accrued interest, in accordance with the terms of the merger agreement.

     - We paid off in full the remaining principal and interest of all subordinated loans extended to Starsys by four of its shareholders, which aggregated approximately $944,000. The notes evidencing the loans were terminated upon receipt of payment in full by the individual Starsys shareholders.

Shareholder  Agent

     Under the merger agreement and escrow agreement, Scott Tibbitts, who became our managing director and a director of our board of directors upon the consummation of the merger, is the shareholder agent for the pre-merger shareholders of Starsys. The shareholder agent is the exclusive representative and agent of the pre-merger Starsys shareholders under the merger agreement and the escrow agreement and, as such, is responsible for the following:

- Acting with respect to claims made or potentially made against, or any other action to be taken by or on behalf of, any shareholders pursuant to the merger agreement or the escrow agreement or otherwise in connection with the merger, including with respect to any indemnification claims, performance consideration calculations, breaches of representations, warranties or covenants and any other matters;

     - Providing and receiving notices and communications from and to us, the escrow agent, Starsys shareholders or other persons;

     -  Negotiating,  arbitrating  and  settling  indemnification  claims;

     - Satisfying indemnity claims from us and related persons described in the merger agreement from the escrow account; and

     - Agreeing to amendments and waivers of the merger agreement and escrow agreement.

     The shareholder agent is not compensated for his services. At the closing of the merger, on behalf of the pre-merger Starsys shareholders, we transferred 69,754 shares of our common stock from the escrow account to a separate escrow account, which separate escrow account we refer to as the expense fund. The escrow agent will maintain the expense fund solely for the purpose of paying the out-of-pocket fees and expenses, including independent accounting firm fees and attorneys' fees, reasonably incurred by the shareholder agent in connection with performing and exercising his duties under the merger agreement and escrow agreement. The shares held in the expense fund may not be sold or otherwise transferred until October 28, 2006. The expense fund will be terminated after the escrow period has lapsed and the final determination of the performance consideration (if any) for the final performance period. Upon termination any remaining assets will be transferred to the escrow account for release and distribution in accordance with its terms.

     Under the escrow agreement, the shareholder agent may resign at any time by written notice to us and the escrow agent, and the shareholder agent may be removed at any time by written notice signed by pre-merger Starsys shareholders holding not less than a majority of the shares of Starsys common stock outstanding immediately preceding the merger. The pre-merger Starsys shareholders will be responsible for appointing a successor shareholder agent by act of pre-merger Starsys shareholders holding not less than a majority of the shares of Starsys outstanding immediately preceding the merger. To qualify, the successor shareholder agent must be Mr. Tibbitts, a pre- or post-merger director or officer of Starsys, or reasonably acceptable to us. If the shareholders fail to appoint a successor shareholder agent within ten days of the resignation or removal of the shareholder agent, we may petition a proper court to appoint a successor. Any successor shareholder agent under the escrow agreement will automatically, without any further act or notice, become the successor shareholder  agent  for  all  purposes  of  the  merger  agreement.

Funding

     On January 12, 2006, we entered into a securities purchase agreement with a limited number of institutional accredited investors. On January 13, 2006, we issued and sold to these investors 5,150 shares of our Series D-1 Amortizing Convertible Perpetual Preferred Stock under the purchase agreement for an aggregate purchase price of $5.15 million, or $1,000 per share. We also issued various warrants to these investors. The proceeds of this financing were used to repay the loans described above, to pay certain transaction expenses incurred by Starsys and by us in connection with the merger and/or to pay the cash consideration to the Starsys shareholders. For more information about this financing, please see our Form 8-K filed with the SEC on January 13, 2006.

Amendment  of  Agreement  and  Plan  of  Merger  and  Reorganization.

     On January 31, 2006, we entered into amendment no. 2 to the merger agreement, which we refer to as the merger amendment. The merger amendment allocates responsibility under the merger agreement for the content of the joint proxy statement/prospectus included as a part of the Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-130244) filed with the SEC on December 28, 2005, and the two joint proxy statement/prospectus supplements thereto filed with the SEC on January 24, 2006 and January 30, 2006; consents to and waives certain transactions Starsys engaged to after the signing of the merger agreement and prior to the consummation of the merger; and increases our indemnification rights under the merger agreement related to export laws.

     A copy of the merger amendment is attached hereto as Exhibit 2.3 and is incorporated herein by reference. The foregoing description of the merger amendment is qualified in its entirety by reference to the full text of the merger amendment.

ITEM  5.02.     ELECTION  OF  DIRECTOR;  APPOINTMENT  OF  PRINCIPAL  OFFICER.

Election  of  New  Director.

     On January 30, 2006, our board of directors appointed Scott Tibbitts as a director of our company, commencing February 1, 2006, pursuant to the terms of the merger agreement described in Item 2.01. Mr. Tibbitts was also appointed as managing director of our company, an executive officer position, commencing on January 31, 2006. We also entered into an executive employment agreement and a non-competition agreement with Mr. Tibbitts which are described under Item 1.01.

     Prior to the merger described in Item 2.01, Mr. Tibbitts was a guarantor of Starsys' obligations under a forbearance agreement between Starsys and Vectra Bank of Colorado, Starsys' primary lender, dated June 24, 2005. Pursuant to the merger agreement, SpaceDev paid approximately $3.7 million to satisfy in full Starsys' obligations to Vectra under the forbearance agreement at the closing of the merger, and Mr. Tibbitts was removed as a guarantor of those obligations.

     Jack Tibbitts, Steve Tibbitts, and Ted Tibbitts, relatives of Scott Tibbitts, each loaned $100,000 to Starsys pursuant to subordinated notes issued by Starsys. Each of these loans had a loan premium of $10,000 and bore interest at 15% per annum. Pursuant to the merger agreement, SpaceDev paid $354,000 to satisfy in full Starsys' obligations under these loans at the closing of the merger.

     Immediately prior to the consummation of the merger, Scott Tibbitts beneficially owned approximately 45% of the total outstanding shares of Starsys capital stock. Mr. Tibbitts received approximately 1.7 million shares of our common stock at the closing of the merger, half of which are subject to the escrow arrangements described under Item 2.01.

     At the special meeting of shareholders of Starsys held on January 30, 2006, the shareholders of Starsys appointed Mr. Tibbitts to act as shareholder agent under the merger agreement and related escrow agreement. The shareholder agent is the exclusive agent of the pre-merger Starsys shareholders under the merger agreement, as described under the caption "Shareholder Agent" in Item 2.01.

     Scott Tibbitts co-founded Starsys in 1988 and has served as its president and chief executive officer, and as a member of its Board of Directors, from 1988 until May 2005; and since May 2005 has served as chief executive officer and a member of the Board of Directors. From 1986 to 1988, Mr. Tibbitts served as the Engineering Manager for Maus Technologies, Inc., a developer of high technology domestic water heaters and thermal actuator technologies. Mr. Tibbitts holds a B.S. in Chemical Engineering from the University of Wisconsin.

Appointment  of  President,  Starsys  Division.

     On January 31, 2006, Robert Vacek was appointed as our president, Starsys division, pursuant to the terms of his employment agreement described in Item
1.01. We entered into an executive employment agreement with Mr. Vacek that is described under Item 1.01.

     Pursuant to his employment agreement with Starsys entered into prior to the merger on June 10, 2005, Mr. Vacek was entitled to a bonus in connection with the merger of Starsys into our wholly-owned subsidiary described in Item 2.01.
The amount of the bonus equaled 1% of the total consideration for the merger. Pursuant to that employment agreement and the merger agreement, SpaceDev paid Mr. Vacek approximately $65,000 in cash and 38,000 shares of our common stock, valued at approximately $56,000, at the closing (half of which stock is subject to the escrow provisions described under Item 2.01), and will pay him 1% of the performance consideration, if any, to be paid in cash and stock to Starsys shareholders for fiscal years 2005, 2006 and 2007.

     Mr. Vacek has served as president and general manager of Starsys since June 2005. From November 2004 to June 2005, Mr. Vacek served as Vice President of Programs of Starsys. From 1996 until joining Starsys, Mr. Vacek held a variety of management positions at Ball Aerospace and Technologies Corp., a provider of advanced imaging, communications and information solutions to the aerospace market, including director of Defense Systems. Mr. Vacek holds a B.S. in electrical engineering from the University of Minnesota and an MBA from the University of New Mexico.

ITEM  8.01.     OTHER  EVENTS.

Special  Meeting  of  Shareholders.

     On January 30, 2006, at a special meeting of our shareholders, our shareholders approved each of the following proposals, as described in the joint proxy statement/prospectus included as a part of the Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-130244) filed with the SEC on December 28, 2005:

     Proposal No. 1 - To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to in this joint proxy statement/prospectus as the merger agreement) dated as of October 24, 2005, as amended, with Starsys Research Corporation, Monoceros Acquisition Corp., our wholly-owned subsidiary, and certain other parties, and to approve the merger contemplated thereby and the issuance and reservation for issuance of shares of our common stock to Starsys shareholders pursuant to the merger agreement. Of the 24,410,196 shares of our outstanding common stock, 15,720,249 shares (or 64.4%) voted in person or by proxy on this proposal, with over 99.4% of those shares voted in favor of the proposal.

     Proposal  No.  2 - To approve amendments to our 2004 Equity Incentive Plan:
     (1) to increase the number of authorized shares under the plan by 3,000,000 shares of our common stock; (2) to add per person annual share award limits; and (3) to clarify the limitation on the number of shares which may be issued as incentive stock options. Of the 24,410,196 shares of our outstanding common stock, 15,720,249 shares (or 64.4%) voted in person or by proxy on this proposal, with over 94.9% of those shares voted in favor of the proposal.

     Proposal No. 3 - To approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock by 50,000,000 shares, to a total of 100,000,000 shares. Of the 24,410,196 shares of our outstanding common stock, 15,720,252 shares (or 64.4%) voted in person or by proxy on this proposal, with over 97.4% of those shares voted in favor of the proposal.

     Proposal No. 4 - To give to our board of directors discretionary authority to sell more than 20% of our common stock (or securities convertible into or exercisable for common stock) in one or more private financings. Of the 24,410,196 shares of our outstanding common stock, 15,720,252 shares (or 64.4%) voted in person or by proxy on this proposal, with over 97.2% of those shares voted in favor of the proposal.

Increase  in  Board  Size.

     Effective on January 30, 2006, our board of directors increased from 10 to 11 the number of our authorized directors and appointed Mr. Tibbitts to fill the vacancy created by the new board seat, as discussed more fully in Item 5.02, effective on the closing date of the merger.

ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  Businesses  Acquired.

     The audited financial statements of Starsys Research Corporation for the years ended December 31, 2004 and 2003, and the unaudited financial statements of Starsys Research Corporation for the nine-month period ended September 30, 2005, are filed with this report as Exhibit 99.6 and 99.7, respectively, and incorporated by reference herein.

Pro  Forma  Financial  Information.

     The unaudited pro forma combined consolidated balance sheet of SpaceDev, Inc. and Starsys Research Corporation as of September 30, 2005, and the unaudited pro forma combined consolidated statements of operations of SpaceDev, Inc. and Starsys Research Corporation for the year ended December 31, 2004, and for the nine months ended September 30, 2005, are filed with this report as
Exhibit  99.8  and  incorporated  by  reference  herein.

Exhibits.

2.1 Agreement and Plan of Merger and Reorganization dated as of October 24, 2005 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on October 26, 2005)

2.2 Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated as of December 7, 2005 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on December 13, 2005)

2.3 Amendment No. 2 to Agreement and Plan of Merger and Reorganization dated as of January 31, 2006 *

2.4  Escrow  Agreement  dated  as  of  January  31,  2006  *

23.1 Consent  of  Clifton  Gunderson  LLP

99.1 Executive  Employment  Agreement with Scott Tibbitts dated January 31, 2006

99.2 Executive  Employment  Agreement  with  Robert Vacek dated January 31, 2006

99.3 Non-Competition  Agreement  with  Scott  Tibbitts  dated  January  31, 2006

99.4 Form  of  Standstill  and  Lock-up  Agreement

99.5 Amendment  No.  2  to  the  SpaceDev  2004  Equity  Incentive  Plan

99.6 Audited Financial Statements of Starsys Research Corporation for the years ended December 31, 2004 and 2003

99.7 Unaudited Financial Statements of Starsys Research Corporation for the nine-month period ended September 30, 2005

99.8 Unaudited pro forma Combined Consolidated Financial Statements of SpaceDev, Inc. and Starsys Research Corporation for the nine-month period ended
     September  30,  2005  and  for  the  year  ended  December  31,  2004

* Certain schedules have been omitted and SpaceDev agrees to furnish to the SEC supplementally a copy of any omitted schedules upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SPACEDEV,  INC.
Date:  February  6,  2006                    By:     /s/  RICHARD  B.  SLANSKY
                                                     -------------------------
                                    Richard  B.  Slansky
                                    President  &  Chief  Financial  Officer